Exhibit 99.2
     On March 19, 2008, Arizona Land Income Corporation, an Arizona corporation (“AZL”), and POP Venture, LLC, a Delaware limited liability company (“Venture”), consummated the transactions (the “Transactions”) contemplated by that certain Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended (the “Master Agreement”). As part of the Transactions, in order to effect a change in AZL’s state of incorporation, AZL merged with and into its wholly-owned subsidiary (the “Reincorporation”), Pacific Office Properties Trust, Inc., a Maryland corporation (“POPT”), with POPT as the surviving corporation. As contemplated by the Master Agreement, substantially all of the assets and certain liabilities of AZL and substantially all of the commercial real estate assets and related liabilities of Venture were contributed to a newly formed umbrella partnership, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership” or “UPREIT”), in which POPT and Venture became the sole general partner and a limited partner in the UPREIT, respectively. The commercial real estate assets of Venture contributed to the UPREIT consisted of eight office properties and a 7.5% joint venture interest in one office property, including rights to manage its day-to-day operations, comprising approximately 2.4 million square feet of rentable area in the Honolulu, San Diego and Phoenix metropolitan areas (the “Contributed Properties”).
     It was determined that the commercial real estate assets contributed by Venture were not under common control. Therefore, in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations, the entity with the largest equity balance in the UPREIT following the Transactions, Waterfront Partners OP, LLC (“Waterfront”), was designated as the acquiring entity in the business combination for financial accounting purposes.
     The unaudited pro forma condensed consolidated statement of operations of POPT for the twelve months ended December 31, 2007 are derived from the financial statements of AZL, Waterfront and an aggregation for accounting purposes of the combined ownership and operations of seven wholly-owned office properties and a 7.5% minority interest in one office property (the “Combined Entities”). Also included is the pro forma equity of POPT, through the Operating Partnership, in losses of two joint venture acquisitions that occurred during 2008. The first acquisition is a 32.167% managing ownership interest in the “POP San Diego I Joint Venture,” which is comprised of an aggregation for accounting purposes of the combined ownership and operations of seven commercial office buildings located in San Diego, as described below. The second acquisition is a 10% managing ownership interest in the “SoCal II Joint Venture,” which is comprised of 15 office and flexible use buildings, totaling over 1,000,000 rentable square feet, situated on seven properties in Los Angeles, Orange and San Diego counties in Southern California. The purchase price for the SoCal II Joint Venture was approximately $4.24 million, payable in the form of a subordinated note issued by the Operating Partnership. The promissory note accrues interest at 7% per annum and has a maturity date of August 31, 2013. The investments in the POP San Diego I Joint Venture and SoCal II Joint Venture are accounted for under the equity method of accounting, as if POPT had acquired the ownership interests on January 1, 2007.
     The unaudited pro forma condensed consolidated statement of operations of POPT for the six months ended June 30, 2008 are derived from the financial statements of AZL, Waterfront and the Combined Entities for the period from January 1, 2008 through March 19, 2008 and the consolidated results of operations of POPT for the period from March 20, 2008 through June 30, 2008 and the equity of POPT in losses of a 32.167% managing ownership interest in the POP San Diego I Joint Venture and a 10% managing ownership interest in the SoCal II Joint Venture, as if POPT had acquired the ownership interests on January 1, 2008.
     The unaudited pro forma condensed consolidated balance sheet of POPT includes the investments in the SoCal II Joint Venture, as if the acquisitions had occurred on June 30, 2008.
     POPT’s unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical combined financial statements included in the AZL Proxy Statement filed with the SEC on December 13, 2007 and the financial statements included in the POPT Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. The adjustments to POPT’s pro forma condensed consolidated financial statements are based on available information and assumptions that POPT considers reasonable. POPT’s pro forma condensed consolidated financial statements do not purport to (1) represent the results of POPT’s operations that would have actually occurred had the transactions occurred on January 1, 2007 or January 1, 2008, or (2) project POPT’s results of operations for any future period, as applicable.
     The acquisition of a 32.167% managing ownership interest in the POP San Diego I Joint Venture took place in three separate transactions. POPT has determined that the three acquisitions, although individually insignificant, are related and significant in the aggregate. A more detailed description of each of these three acquisitions is as follows:

     On April 30, 2008, following the exercise of an option granted to POPT by Venture and its affiliates as part of the Transactions (the “Option”), POPT consummated the acquisition through the Operating Partnership of a 32.167% managing ownership interest in POP San Diego I Joint Venture, which held a portfolio of three commercial office buildings totaling approximately 54,000 rentable square feet located in San Diego, California. POPT acquired the ownership interest pursuant to the Option and assumed the rights and obligations of Shidler West Investment Partners, L.P., a California limited partnership (“SWIP”), an affiliate of The Shidler Group under a previously executed purchase and sale agreement. The acquisition price for the ownership interest was $2.6 million. POPT’s purchase price was funded by issuing approximately 396,500 common units of the UPREIT (the “Common Units”). The Common Units were valued at $6.5589 per unit. POPT accounted for the issuance of the Common Units in accordance with EITF No. 99-12.
     On May 30, 2008, the POP San Diego I Joint Venture consummated the acquisition of two commercial office buildings totaling approximately 49,000 rentable square feet located in San Diego, California (the “Scripps Ranch Business Park”). Pursuant to the terms of the Option, the POP San Diego I Joint Venture assumed the rights and obligations of SWIP under the purchase and sale agreement. The POP San Diego I Joint Venture acquired the Scripps Ranch Business Park for approximately $2.8 million in cash, including customary closing costs, and the assumption of approximately $5.3 million of existing mortgage indebtedness.
     On June 19, 2008, the POP San Diego I Joint Venture acquired two commercial office buildings totaling approximately 81,000 rentable square feet located in San Diego, California. Pursuant to the terms of the Option, the POP San Diego I Joint Venture assumed the rights and obligations of SWIP, under the respective purchase and sale agreements. The acquisition price for such buildings was approximately $19.15 million including assumption of approximately $12.7 million of mortgage debt and customary closing costs. POPT funded its portion of the purchase price with the Operating Partnership issuing approximately 327,000 Common Units. The Common Units were valued at $6.8107 per unit. POPT accounted for the issuance of Common Units in accordance with EITF No. 99-12. The remaining $4.2 million is primarily comprised of $3.7 million in cash paid by other members of the POP San Diego I Joint Venture.
     Accordingly, the unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations of POPT includes the investment in the POP San Diego I Joint Venture, as well.

Pacific Office Properties Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
At June 30, 2008
(in thousands)
(unaudited)

		PRO FORMA
		ACQUISITION
	HISTORICAL	OF SOCAL II		PRO FORMA
	POPT	JOINT VENTURE		CONSOLIDATED

ASSETS
Investments in real estate, net	$397,482	$—		$397,482
Cash and cash equivalents	11,228	—		11,228
Restricted cash	5,852	—		5,852
Rents and other receivables	4,218	—		4,218
Intangible assets, net	46,664	—		46,664
Other assets, net	4,265	—		4,265
Goodwill	59,388	—		59,388
Investment in unconsolidated joint ventures	7,738	4,244	(A)	11,982

Total assets	$536,835	$4,244		$541,079

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$397,094	$—		$397,094
Unsecured notes payable to related parties	19,736	4,244	(A)	23,980
Accounts payable and other liabilities	14,698	—		14,698
Acquired below market leases, net	13,008	—		13,008

Total liabilities	444,536	4,244		448,780

Minority Interests	86,142	—		86,142

Stockholders’ equity:
Proportionate Voting Preferred Stock	—	—		—
Preferred stock	—	—		—
Common Stock	185	—		185
Class B Common Stock	—	—		—
Additional paid-in capital	11,150	—		11,150
Retained deficit	(5,178)	—		(5,178)

Total stockholders’ equity	6,157	—		6,157

Total liabilities, minority interests and stockholders’ equity	$536,835	$4,244		$541,079

Pacific Office Properties Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the twelve months ended December 31, 2007
(in thousands, except share and per share data)
(unaudited)

ARIZONA	PRO FORMA
LAND	ACQUISITION OF	OTHER PRO	ACQUISITIONS	CONSOLIDATING
INCOME	COMBINED	COMBINED	FORMA	OF JOINT	PRO FORMA	PRO FORMA
CORP.	WATERFRONT	ENTITIES	ENTITIES	ADJUSTMENTS	VENTURES	ADJUSTMENTS	CONSOLIDATED

Revenue:
Rental	$—	$12,505	$26,403	$2,326	(B)	$—	$—	$—	$41,234
Tenant reimbursements	—	4,922	5,525	—	—	—	—	10,447
Parking	—	2,569	14,338	—	—	—	—	16,907
Interest and other	237	164	547	—	—	—	—	948

Total revenue	237	20,160	46,813	2,326	—	—	—	69,536

Operating Expenses:
Rental property operating	—	14,859	25,694	—	—	—	—	40,553
Interest	—	7,227	22,431	(4,717	) (D)	840	(E)	—	297	(J)	26,078
Depreciation and amortization	—	4,272	12,304	4,848	(C)	—	—	—	21,424
Early lease termination costs, net	—	1,538	—	—	—	—	—	1,538
AZL merger transaction costs	132	—	—	—	—	—	(132	) (G)	—
General and administrative	289	390	190	—	—	—	750	(F)	1,619

Total operating expenses	421	28,286	60,619	131	840	—	915	91,212

Income (loss) before equity in net loss of unconsolidated joint ventures, income taxes and minority interests	(184)	(8,126)	(13,806)	2,195	(840)	—	(915)	(21,676)

Equity in net loss of unconsolidated ventures	—	—	(31)	—	—	(1,718	) (I)	—	(1,749)

Income (loss) before income taxes and minority interests	(184)	(8,126)	(13,837)	2,195	(840)	(1,718)	(915)	(23,425)
Income taxes	(500)	—	—	—	—	—	—	(500)
Minority interests	—	—	—	(1,166)	—	—	20,494	19,328	(H)

Net income (loss)	$(684)	$(8,126)	$(13,837)	$1,029	$(840)	$(1,718)	$19,579	$(4,597)

Net loss per common share — basic and diluted	$(0.37)

Pro forma net loss per common share — basic and diluted	$(1.52)

Weighted average number of common shares outstanding — basic and diluted	1,851,125

Pro forma weighted average number of common shares outstanding — basic and diluted	3,031,125	*

*	As reported in our Quarterly Report on form 10-Q for the quarter ended June 30, 2008.
See introduction and notes to the financial statements

Pacific Office Properties Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2008
(in thousands, except share and per share data)
(unaudited)

ACQUISITION OF	PRO FORMA	CONSOLIDATING PRO
HISTORICAL	ARIZONA LAND	COMBINED	COMBINED	ACQUISITIONS OF	FORMA	PRO FORMA
CONSOLIDATED	INCOME CORP.	ENTITIES	ENTITIES	JOINT VENTURES	ADJUSTMENTS	CONSOLIDATED

Revenue:
Rental	$15,502	$3	$6,101	$436	(L)	$—	$—	$22,042
Tenant reimbursements	7,157	—	3,404	—	—	—	10,561
Parking	2,874	—	1,182	—	—	—	4,056
Interest and other	209	18	105	—	—	—	332

Total revenue	25,742	21	10,792	436	—	—	36,991

Operating Expenses:
Rental property operating	15,345	—	5,542	—	—	—	20,887
Interest	9,053	—	4,714	(506	) (N)	—	149	(Q)	13,410
Depreciation and amortization	8,763	—	2,629	2,584	(M)	—	—	13,976
General and administrative	17,408	323	86	—	—	162	(K)	17,979
Other	143	—	—	—	—	—	143

Total operating expenses	50,712	323	12,971	2,078	—	311	66,395

Loss before equity in net loss of unconsolidated joint ventures and minority interests	(24,970)	(302)	(2,179)	(1,642)	—	(311)	(29,404)

Equity in net loss of unconsolidated joint ventures	(29)	—	(18)	—	(310	) (P)	—	(357)

Loss before minority interests	(24,999)	(302)	(2,197)	(1,642)	(310)	(311)	(29,761)

Minority interests	18,850	—	—	—	—	5,706	24,556	(O)

Net income (loss)	(6,149)	(302)	(2,197)	(1,642)	(310)	5,395	(5,205)

Priority allocation to preferred unit holders	(493)	—	—	—	—	—	(493)

Net income (loss) available to common stockholders — basic and diluted	$(6,642)	$(302)	$(2,197)	$(1,642)	$(310)	$5,395	$(5,698)

Net loss per common share — basic and diluted	$(2.19)

Pro forma net loss per common share — basic and diluted	$(1.88)

Weighted average number of common shares outstanding — basic and diluted	3,031,125

Pro forma weighted average number of common shares outstanding — basic and diluted	3,031,125	*

*	As reported in our Quarterly Report on form 10-Q for the quarter ended June 30, 2008.
See introduction and notes to the financial statements

Pacific Office Properties Trust, Inc.
Notes to the Unaudited Pro Forma
Condensed Consolidated Financial Statements
(dollars in thousands)
     AZL, Waterfront and the Combined Entities were part of the Transactions. The amounts reflected for these entities are derived from historical financial information. The adjustments in the pro forma condensed consolidated statements of operations and explanations below are made to reflect the Transactions and the acquisitions of the 10% and 32.167% managing ownership interests in the SoCal II Joint Venture and POP San Diego I Joint Venture, respectively, as if the acquisitions had occurred on January 1, 2007 and 2008.
1. Pro forma condensed consolidated balance sheet.
          The investment in the POP San Diego I Joint Venture is included in POPT’s condensed consolidated balance sheet as of June 30, 2008 filed in POPT’s Quarterly Report on Form 10-Q.
     (A) Represents purchase price of SoCal II Joint Venture paid in the form of subordinated note issued by the Operating Partnership, as if the acquisition had occurred on June 30, 2008.
2. Adjustments to the pro forma combined condensed consolidated statement of operations for the twelve months ended December 31, 2007.
     (B) Represents the amortization into rental income of the purchase accounting adjustments related to the Transactions allocated to below-market rent leases.
     (C) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to the Transactions. These amounts were determined based on management’s evaluation of the estimated useful lives of real estate properties and the intangibles. The following useful lives were used to determine the pro forma adjustments. Management considered the length of time a real estate property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life, in determining the lives.

Building and improvements	18 to 46 years
Tenant improvements	Remaining lease term
Furniture, fixtures, and equipment	3 to 7 years
Lease intangibles	Remaining lease term
     (D) Represents the elimination of interest expense related to the Clifford Center (formerly known as City Center) loan that was not assumed in the Transactions.
     (E) Represents twelve months of interest expense on the $12,000 note payable to Venture relating to the acquisition of the City Square property.
     (F) Represents the base management fee (of $1.5 million), net of certain direct costs, paid to Pacific Office Management, Inc., the external advisor of the Company and the Operating Partnership.
     (G) Represents the elimination of transaction costs incurred by AZL.
     (H) Represents the minority interests in the net loss of the Operating Partnership. Minority interest is calculated by multiplying loss before minority interests, excluding $500 in income tax expense because the entity is no longer expected to incur income tax, by 82.5%, which represents the weighted average of the Common Units as if outstanding from January 1, 2007.
     (I) Management has recorded entries in the accompanying unaudited pro forma condensed consolidated financial statements to reflect its investment in two joint ventures in which POPT, through the Operating Partnership, has managing ownership interests. Revenues and certain expenses of the SoCal II Joint Venture and POP San Diego I Joint Venture are based on the audited combined statement of revenues and certain expenses for the twelve months ended December 31, 2007 and management’s estimate of depreciation and amortization expense, interest expense and management fees for that same period. POPT’s share of the equity in net loss of the SoCal II Joint Venture and POP San Diego I Joint Venture, through the Operating Partnership, for the twelve months ended December 31, 2007 is as follows:

	SoCal II Joint	POP San Diego
	Venture	I Joint Venture	Total
Revenues in excess of certain expenses	$10,129	$3,007	$13,136
Depreciation and amortization [1]	(10,218)	(2,900)	(13,118)
Interest expense (Note 4)	(8,589)	(2,442)	(11,031)
Management fees [2]	(466)	(165)	(631)

Net loss	(9,144)	(2,500)	(11,644)
Ownership interests percentage	10.0%	32.167%

Equity in net loss	$(914)	$(804)	$(1,718)

[1]	Have been calculated in accordance with the assumptions described in note 2 (C).

[2]	Have been calculated in accordance with the operating agreements using 3% and 4% of revenues for SoCal II and POP San Diego I joint ventures, respectively.
     (J) Represents interest expense on $4.24 million subordinated note at 7% per annum issued by the Operating Partnership for the purchase of the SoCal II Joint Venture.
3. Adjustments to the pro forma condensed consolidated statement of operations for the six months ended June 30, 2008.
     (K) Represents the base management fee (of $1.5 million per annum), net of certain direct costs paid to Pacific Office Management, Inc., the external advisor of the Company and the Operating Partnership.
     (L) Represents the amortization into rental income of the purchase accounting adjustments related to the Transactions allocated to below-market rent leases.
     (M) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to the Transactions. These amounts were determined based on management’s evaluation of the estimated useful lives of real estate properties and the intangibles. The following useful lives were used to determine the pro forma adjustments. Management considered the length of time a real estate property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life, in determining the lives.

Building and improvements	18 to 46 years
Tenant improvements	Remaining lease term
Furniture, fixtures, and equipment	3 to 7 years
Lease intangibles	Remaining lease term
     (N) Represents the elimination of $926 interest expense related to the Clifford Center (formerly known as City Center) loan that was not assumed in the Transactions, partially offset by $420, which represents six months of interest expense on the $12,000 note payable to Venture relating to the acquisition of the City Square property.
     (O) Represents the minority interests in the net loss of the Operating Partnership. Minority interest is calculated by multiplying loss before minority interests by 82.5%, which represents the weighted average of the Common Units as if outstanding from January 1, 2008.
     (P) Management has recorded entries in the accompanying unaudited pro forma condensed consolidated financial statements to reflect its investment in two joint ventures in which POPT, through the Operating Partnership, has managing ownership interests. Revenues and certain expenses of the SoCal II Joint Venture and POP San Diego I Joint Venture are based on the unaudited combined statement of revenues and certain expenses and management’s estimates of depreciation and amortization expense, interest expense and management fees for those same periods. POPT’s share of the equity in net loss of the SoCal II Joint Venture and POP San Diego I Joint Venture, through the Operating Partnership, for the six months ended June 30, 2008 is as follows:

	SoCal II Joint	POP San Diego
	Venture	I Joint Venture	Total
Revenues in excess of certain expenses	$5,917	$1,214	$7,131
Depreciation and amortization [3]	(5,109)	(1,450)	(6,559)
Interest expense (Note 4)	(4,271)	(1,217)	(5,488)
Management fees [4]	(247)	(70)	(317)

Net loss	(3,710)	(1,523)	(5,233)
Ownership interest percentage [5]	10.0%	32.167%

Equity in net income (loss)	208	(490)	(282)
Equity in net income, as reported	—	28	28

Pro forma adjustment	$208	$(518)	$(310)

[3]	Have been calculated in accordance with assumptions described in note 3(M).

[4]	Have been calculated in accordance with the operating agreements using 3% and 4% of revenues for SoCal II and POP San Diego joint ventures, respectively.

[5]	Have been calculated using the Hypothetical Liquidation at Book Value method, which results in the pickup of income for SoCal II due to the factoring of unpaid base returns.
     (Q) Represents interest expense on $4.24 million subordinated note issued by the Operating Partnership for the purchase of the SoCal II Joint Venture.

4. Calculation of interest expense for the six months ended June 30, 2008 and twelve months ended December 31, 2007.

				For the six	For the twelve
				months ended	months ended
SoCal II Joint Venture	Prinicipal	Interest Rate		June 30, 2008	December 31, 2007

Portfolio loan	$133,500	5.75%		$3,817	$7,676
Carlsbad senior loan	16,500	5.45	% [6]	447	899

	$150,000			$4,264	$8,575

Loan fee amortization				7	14

Total interest expense				$4,271	$8,589

[6]	Interest rate is floating, based on 1 month LIBOR at June 30, 2008 + 295 basis points

			For the six	For the twelve
			months ended	months ended
POP San Diego I Joint Venture	Prinicipal	Fixed Rate	June 30, 2008	December 31, 2007

Carlsbad B	$1,929	5.58%	$54	$108
Palomar Heights	10,752	5.58%	300	600
Scripps	5,283	5.44%	143	287
Torrey Carlsbad A&C	10,750	6.25%	334	672
HAR-BUIE Mezz, LLC	4,250	12.00%	254	510

	$32,964		$1,085	$2,177
Loan fee amortization			69	139
Debt premium amortization			63	126

Total interest expense			$1,217	$2,442